      XXX  Indicates deleted text for which Confidential Treatment is sought.


                          TACO CABANA RESTAURANTS
                           DEVELOPMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") is made and entered into on      , 1994,
by and between T.C. Management, Inc., a Delaware corporation (hereinafter referred to as "Licensor"), and Carrols Corporation of Syracuse, New York (hereinafter referred to as
"Developer").

                           W I T N E S S E T H :

     WHEREAS, Licensor, as a result of its (and its predecessors') expenditure of time, skill, effort and money, has developed a system for the development and operation of Mexican patio cafe restaurants featuring counter service for the restaurant's inside and patio dining facilities and double drive-through lanes to more conveniently accommodate to-go orders (hereinafter "Taco Cabana System"); and

     WHEREAS, the components of the Taco Cabana System include, without limitation, distinctive exterior and interior designs (including special equipment packages and layout); special recipes and menu items; specially developed techniques for food preparation and service; training in the operation and management of the business; and promotional programs (all of which may be changed and further developed by Licensor); and

     WHEREAS, Licensor owns all right, title and interest in and to the trade name, trademark and service mark "Taco Cabana" and such other trade names, trademarks and service marks as are now designated (or as may hereafter be designated by Licensor) as part of the Taco Cabana System (hereinafter referred to as "Proprietary Marks"); and

     WHEREAS, Licensor and its predecessors, by reason of their maintenance of high standards for food quality and service, have established a favorable public reputation and created significant goodwill for restaurants operated under the Taco Cabana System and use such Proprietary Marks for their benefit and in order to identify for the public the source of products and services marketed in conformity with the Taco Cabana System's standards of quality and service; and

     WHEREAS, Developer desires to operate restaurants under the Taco Cabana System;

     WHEREAS, the Parties acknowledge that Developer is currently engaged in the development and operation of restaurants other than Taco Cabana restaurants and that such restaurants may incorporate certain elements of the Taco Cabana System which are not unique or specific to the Taco Cabana System (excluding any recipes and/or the elements of Taco Cabana's trade dress);

     NOW, THEREFORE, in consideration of the mutual promises and considerations contained herein, the parties mutually agree as follows:

           I.    GRANT

           In consideration of the payment described in Section III herein and the commitments made by Developer in this Agreement, Licensor hereby grants to Developer the right to develop and operate Taco Cabana restaurants at locations to be determined, subject to Licensor's reasonable approval, within the State of North Carolina, the State of South Carolina, the Norfolk, Virginia statistical metropolitan area, and the Richmond, Virginia statistical metropolitan area, subject to the terms and conditions of this Agreement and the License Agreements which shall be entered into for each restaurant.
Developer's right to develop restaurants shall commence on the date set forth below in Section II XXX The precise development area for purposes of this Agreement is fully described at Exhibit A. (The development area described in Exhibit A, as the same may be adjusted or diminished pursuant to this Agreement, shall hereinafter be referred to as the "Development Area.") Subject to Developer's compliance with the terms of this Agreement, Licensor covenants and agrees not to operate or grant to any other person or entity other than Developer a license for the operation of a Taco Cabana Restaurant, or any other Tex-Mex, mexican food restaurant concept (or any other substantially similar restaurant concept purveying similar food) which would directly compete with a Taco Cabana restaurant, within the Development Area during the term of this Agreement.

           Developer shall have no right to and shall not sublicense any right granted under this Agreement. To enforce this intent, Developer may not transfer less than all of its rights under this Development Agreement and may transfer any such rights only to the extent permitted and in accordance with
Section VI hereof.

     II.   TERM

           The term of this Agreement shall commence on the earlier of (i) the date the first license agreement is executed or (ii) August 1, 1994 (hereinafter the "Commencement Date") and unless sooner terminated pursuant to Section VII hereof, shall terminate at such time as Developer, pursuant to Section V hereof, has no further development rights with respect to any portion of the Development Area (except for any surviving rights pursuant only to Section V.C.5). Licensor shall deliver to Developer written notice of Developer's failure to comport with the Development Schedule set forth in Section V, which notice shall, if applicable, include the date of the termination of this Agreement (the "Termination Date").

     III.  CONSIDERATION

           In consideration of the rights granted herein, Developer shall pay to Licensor a nonrefundable fee of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) upon execution of this Agreement (the "First Development Fee"). This sum represents the development and license fee for the first five restaurants to be opened pursuant hereto and is due and payable concurrently with the simultaneous signing of this Development Agreement and the first License Agreement.

           A License Agreement must be signed for each subsequent restaurant at the time Developer is prepared to begin developing the restaurant; this Development Agreement confers only the right to develop a specified number of
      restaurants in the Development Area, not the right to operate any particular one
or more Taco Cabana restaurants. Within thirty days after the fifth restaurant has opened, Developer shall pay an additional nonrefundable development and license fee of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) for the proximate five restaurants to be opened (the "Second Development Fee"). For each restaurant to be opened after the tenth restaurant, Developer shall pay a nonrefundable development and license fee of TWENTY-FIVE THOUSAND DOLLARS ($25,000) immediately upon the commencement of construction of each restaurant.

XXX

     IV.   DEVELOPMENT PROCEDURE AND COORDINATION WITH LICENSE
           AGREEMENTS

           Developer must apply for and obtain license and site approval from Licensor for each restaurant to be established pursuant to this Agreement in compliance with Licensor's then current license and site approval criteria and procedures, which shall be consistently applied throughout the Taco Cabana system, including without limitation Licensor's company-owned Taco Cabana restaurants. Licensor shall not unreasonably delay or withhold any license or site approval. DEVELOPER ACKNOWLEDGES THAT LICENSOR'S ACCEPTANCE OF A SITE DOES NOT CONSTITUTE ANY REPRESENTATION OR GUARANTEE BY LICENSOR THAT SAID SITE WILL BE A SUCCESSFUL LOCATION FOR A RESTAURANT. Failure to obtain any such approval shall not extend or modify the Development Schedule in Section V. Developer shall not, except at Developer's own risk, enter into any legally binding commitments with vendors or lessors until Licensor has given in writing both license and site approval. All restaurants shall be constructed, equipped and furnished in accordance with then current Taco Cabana System approved plans and specifications for licensed restaurants, provided that such plans and specifications shall be consistently applied throughout the Taco Cabana system, including without limitation Licensor's company-owned Taco Cabana restaurants.

           Not less than ten days before the commencement of construction on any restaurant, Developer and Licensor shall enter into the then current form of Taco Cabana Restaurant License Agreement. XXX As outlined in Section III, the license fees for the first ten restaurants will be integrated with the development fees as part of one of two $250,000 payments. Each License Agreement executed subsequent to the tenth restaurant and pursuant to this Development Agreement shall require payment of a nonrefundable development and license fee of TWENTY-
FIVE THOUSAND DOLLARS ($25,000). The License Agreement for each restaurant subsequent to the tenth restaurant shall be executed not less than ten days before the commencement of construction on such restaurant, and the development and license fee shall be due immediately upon commencement of construction on such restaurant. License Agreements executed pursuant to this Development Agreement shall provide for a fixed royalty rate of four percent (4%) of gross sales and shall provide for advertising payments and advertising fund administration in the same manner as in the License Agreement executed concurrently herewith.

           Developer recognizes and agrees that it shall at no time use the Taco Cabana Proprietary marks or System in any manner whatsoever except pursuant to a then-existing Taco Cabana License Agreement. Nothing in this Development
      Agreement shall be construed as obligating Licensor to enter into a
License
Agreement in the event Developer is in default of any obligation contained herein or in any License Agreement between Licensor and Developer.

     V.    DEVELOPMENT SCHEDULE

           A.    Development Schedule.

           Developer shall develop and operate licensed restaurants within the Development Area in strict accordance with the following Development Schedule:

                         Development Schedule

   Year        Restaurant               Number of              Aggregate Number
                 Openings            Restaurants to             of Restaurants
               Required By:             be Opened                   Open

    1          12 months from               3                        3
               Commencement
               Date.

    2          24 months from               6                        9
               Commencement
               Date.

    3          36 months from               8                       17
               Commencement
               Date.

    4          48 months from               8                       25
               Commencement
               Date.

    5          60 months from               8                       33
               Commencement
               Date.

    6          72 months from      Lesser of 5 or remaining         38+/-
               Commencement        restaurants Development
               Date.               Area will support as
                                   determined by
                                   Development Formula

    7          84 months from      Lesser of 3 or remaining         41+/-
               Commencement        restaurants Development
               Date.               Area will support as
                                   determined by
                                   Development Formula.

    8 and      96 months from      Lesser of 1 or remaining         41+/-
  thereafter   Commencement        restaurants Development
               Date for year 8.    Area will support as
                                   determined by
               The expiration of   Development Formula.
               12 months from
               the required
               opening date for
               the previous
               restaurant for year
               9 and thereafter.

                 B.  Development Formula.

XXX

           C. Developer's Continuing Exclusivity For purposes of this Agreement, the Development Area shall be divided into three discrete territories: (i) that part of the Development Area within the State of North Carolina ("Territory A"); (ii) that part of the Development Area within the State of Virginia ("Territory B"); and that part of the Development Area within the State of South Carolina ("Territory C"), (collectively, "the Territories"). Developer's exclusive right to develop restaurants within the Development Area shall be contingent upon Developer's timely compliance with the Development Schedule set forth above. In the event that Developer fails to timely comport with the foregoing schedule, Developer's rights with respect to the Development Area shall be determined as follows.

                 1. First Year Following Execution of this Agreement. If, in the first twelve month period following the execution of this Agreement, Developer develops all three of the restaurants required to be developed hereunder, then Developer shall retain the exclusive right to develop restaurants within the entirety of the Development Area. If, in the first twelve month period following the execution of this Agreement, Developer develops only two of the three restaurants required to be developed hereunder, then the Development Area shall be diminished to include only Territory A and Territory
B in which Developer shall retain the exclusive right to develop restaurants;
in such event, from and after the first anniversary of the execution of this Agreement, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory C. If, in the first twelve month period following the execution of this Agreement, Developer develops only one of the three restaurants required to be developed hereunder, then the Development Area shall be diminished to include only Territory A in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the first anniversary of the execution of this Agreement, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory B and/or Territory C.
If, in the first twelve month period following the execution of this Agreement, Developer fails to develop any of the restaurants required to be developed hereunder, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area.

                 2.  Second Year Following Execution of this Agreement.

                      a. If, at the end of the first twelve month period following the execution of this Agreement, Developer has retained the exclusive right to develop restaurants within the entirety of the Development Area:

                            (i) and Developer develops all of the restaurants
required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall retain the exclusive right to develop restaurants within the entirety of the Development Area;

                                  (ii)  and Developer develops only four or five
of
the restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then the Development Area shall be diminished to include only Territory A and Territory B in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the second anniversary of the execution of this Agreement, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory C;

                            (iii) and Developer develops only two or three of
the restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then the Development Area shall be diminished to include only Territory A in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the second anniversary of the execution of this Agreement, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory B and/or Territory C;

                            (iv) and Developer develops less than two of the
restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the second anniversary of the execution of this Agreement.

                      b. If, at the end of the first twelve month period following the execution of this Agreement, the Development Area has been diminished to include only Territory A and Territory B:
                            (i) and Developer develops all of the restaurants
required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall retain the exclusive right to develop restaurants within the Development Area diminished as described above;

                            (ii) and Developer develops only four or five of the
restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then the Development Area shall be diminished to include only Territory A in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the second anniversary of the execution of this Agreement, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory B and/or Territory C;

                            (iii) and Developer develops less than four of the
restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the second anniversary of the execution of this Agreement.

                      c.  If, at the end of the first twelve month period
      following the execution of this Agreement, the Development Area has been diminished to include only Territory A:

                            (i) and Developer develops all of the restaurants
required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall retain the exclusive right to develop restaurants within the Development Area diminished as described above;

                            (ii) and Developer develops less than six of the
restaurants required to be developed hereunder in the second twelve-month period following the execution of this Agreement, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the second anniversary of the execution of this Agreement.

                 3.  Third, Fourth and Fifth Years Following Execution of this
Agreement:

                      a. If, at the beginning of the third, fourth and/or fifth twelve month periods following the execution of this Agreement, Developer has retained the exclusive right to develop restaurants within the entirety of the Development Area:

                            (i) and Developer develops all of the restaurants
required to be developed hereunder during such period, then Developer shall retain the exclusive right to develop restaurants within the entirety of the Development Area;

                            (ii)  and Developer develops only six or seven of
the restaurants required to be developed hereunder during such period, then the Development Area shall be diminished to include only Territory A and Territory B in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the end of such period, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory C;

                            (iii) and Developer develops only four or five of
the restaurants required to be developed hereunder during such period, then the Development Area shall be diminished to include only Territory A in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the end of such period, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory B and/or Territory C;

                            (iv) and Developer develops less than four of the
restaurants required to be developed hereunder during such period, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the end of such period.

                      b.  If, at the beginning of the third, fourth and/or fifth
      twelve month periods following the execution of this Agreement, the
Development
Area has been diminished to include only Territory A and Territory B:

                            (i) and Developer develops six or more of the
restaurants required to be developed hereunder during such period, then Developer shall retain the exclusive right to develop restaurants within the Development Area diminished as described above;

                            (ii) and Developer develops only four or five of the
restaurants required to be developed hereunder during such period, then the Development Area shall be diminished to include only Territory A in which Developer shall retain the exclusive right to develop restaurants; in such event, from and after the end of such period, Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within Territory B and/or Territory C; and

                            (iii) and Developer develops less than four of the
restaurants required to be developed hereunder during such period, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the end of such period.

                      c. If, at the beginning of the third, fourth and/or fifth twelve month periods following the execution of this Agreement, the Development Area has been diminished to include only Territory A:

                            (i) and Developer develops four or more of the
restaurants required to be developed hereunder during such period, then Developer shall retain the exclusive right to develop restaurants within the Development Area diminished as described above;

                            (ii) and Developer develops less than four of the
number of restaurants required to be developed hereunder during such period, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the end of such period.

                 4. Additional Years Following Execution of this Agreement. With respect to each twelve-month period following the Fifth Anniversary, in the event that Developer develops less than the number of restaurants required to be developed hereunder during such period, then Developer shall have no further development rights with respect to any portion of the Development Area and Licensor may operate or grant to any person or entity a license for the operation of a Taco Cabana restaurant within any portion of the Development Area from and after the end of such period.

XXX

                 5.   XXX

           D. Acceleration. Developer shall have the right to accelerate the rate of licensed restaurant openings. If an opening is delayed because of flood, fire, Acts of God or other similar events beyond Developer's control ("force majeure"), the time period in which the restaurant must be opened shall be extended for the period of the delay, up to a maximum of nine months, provided Developer, at the time of the force majeure, has entered into a lease or binding contract for the acquisition of an approved site which required the expenditure or commitment of funds by Developer within the original Development Schedule time period. Any such extension shall not affect the remainder of the Development Schedule or any other provisions of this Agreement. If Developer opens additional restaurants in any one year, beyond those which are required by the Development Schedule, such additional restaurants may be applied against Developer's obligations to open restaurants in the immediately succeeding year.

     VI.   TRANSFERABILITY

           A. Transfer by Licensor. Licensor shall have the right to transfer or assign all or any part of its rights or obligations under this Development Agreement and any License Agreement to any person or legal entity, so long as the transfer is accomplished in such a manner as to recognize and protect the pre-existing rights of Developer. The transferring Licensor will remain liable on obligations to Developer which are known and due at the time of transfer but shall not be liable for subsequently accruing obligations.

           B. Transfer by Developer. Developer's rights under this Development Agreement are generally non-assignable and Licensor may in its sole and absolute discretion refuse to consider any proposed transfer, except for certain transfers to other entities controlled by Developer, which shall not require Licensor's consent, provided that Developer continues to own, directly or beneficially, at least fifty-one percent (51%) of the voting stock and interest in such other entity.

           C. Corporate Developers. The following requirements also apply to Developer:

                 1. Copies of Developer's articles of incorporation, by-laws and other governing documents, including the resolution of the Board of Directors authorizing entry into this Development Agreement and related License Agreements must be furnished to Licensor; and

                 2. Developer must maintain a current list of all owners of record and all beneficial owners of any class of its voting stock and must furnish the list to Licensor upon request, except if Developer becomes a publicly held corporation.

           D. Offerings by Developer. All materials required to be publicly filed in connection with any public offering by federal or state law must be submitted to Licensor for review prior to filing with any government agency.
No Developer offering may imply that Licensor is participating in an underwriting, issuance, or offering of Developer's securities, and Licensor's review of any offering will be limited solely to the subject of the relationship between Developer and Licensor. Developer and the other participants in the offering shall fully indemnify Licensor with respect to any claims or damages
      incurred by Licensor (including
reasonable attorneys' fees) arising from or related to the offering. Developer shall reimburse Licensor for all reasonable out-of-pocket costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Developer shall give Licensor reasonable prior written notice and opportunity to review the materials proposed to be filed prior to any filing of the proposed materials. Licensor shall review such materials and provide comments, as appropriate, reasonably promptly.

           E. Non-Waiver of Claims. Licensor's consent to a transfer of any interest in the rights granted hereunder shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Licensor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     VII.  DEFAULT AND TERMINATION

           A. General Provisions Concerning Default and Termination. Time is of the essence in opening restaurants in strict accordance with the Development Schedule. Except as otherwise provided by law, should Developer fail for any reason to comply with the Development Schedule specified in Section V and the other specific provisions of Section V, subject to any extension of time granted under Section V, the development rights shall immediately end without further notice and Licensor shall have the unrestricted right to license persons other than Developer to operate licensed restaurants in the Development Area.

           B. Termination Without Opportunity to Cure. Except as otherwise provided by law, Licensor may terminate this Development Agreement by so notifying Developer without affording Developer any opportunity to cure the default upon the occurrence of any of the following events:

                 1. If any holder of a ten percent (10%) or greater ownership interest in Developer, who is also a director or officer of Developer, is convicted of a felony or any other crime or offense material to the operation of the licensed restaurants (unless such person is immediately removed as a director or terminated as an employee, as applicable); or

                 2. If any two License Agreements executed pursuant to this Development Agreement are terminated by reason of Developer's default thereunder; or

                 3. If Developer intentionally misuses or makes any material unauthorized use of the Taco Cabana System's proprietary marks or any other identifying characteristic of the Taco Cabana System in such manner as to reflect materially and unfavorably upon the Taco Cabana System, or otherwise intentionally and materially impairs the goodwill associated therewith or Licensor's rights therein; or

                 4. Automatically and without need for notice, if Developer shall become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Developer or such a petition is filed against and consented to by Developer, or if Developer is adjudicated a bankrupt, or if a bill in equity or other proceeding for the
      appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer, or if a receiver or other custodian (permanent or temporary) of Developer's business or assets is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Developer, or if any substantial real or personal property of Developer's licensed restaurants shall be sold after levy by any sheriff, marshal, or constable; or

                 5. If Developer, except as expressly permitted by the terms of this Development Agreement, purports to transfer any rights or obligations under this Development Agreement to any third party without Licensor's prior written consent; Licensor may treat this Development Agreement as terminated from the date of the impermissible transfer and need not deal in any fashion with the purported assignee; Developer, however, shall have a right to reinstate its rights under this Development Agreement within a period of thirty days from notice by Licensor by either rescinding such transfer or properly qualifying such transfer under the terms of this Development Agreement; or

                 6. If Developer intentionally and wrongfully discloses or divulges the contents of the Confidential System Manual or other Taco Cabana trade secrets or confidential information to non-employees; or

                 7. If Developer makes any material misrepresentations relating to the granting of the development rights or acquisition of the licensed restaurants.

           C. Termination With Opportunity for Cure. Licensor may terminate this Development Agreement upon any of the following grounds, if Developer fails to correct the following conditions (assuming such default is remediable) within ten days after written notice for financial matters and within thirty days after written notice for non-financial matters:

                 1. If Developer fails to execute a License Agreement or obtain site approval from Licensor prior to the commencement of construction on any Taco Cabana restaurant; or

                 2. If Developer fails to maintain the pace of restaurant development called for by the Development Schedule in Section V hereof, subject to the specific provisions of Section V(B) hereof; or

                 3. If Developer fails to materially comply with any other terms, provisions or conditions of this Development Agreement.

                 Any such termination takes effect upon the expiration of the available cure period, if unremedied, or upon the expiration of ten days after notice if the default is not remediable.

           D.    Default by Licensor.

                 1. In the event Licensor violates the terms of the Development Agreement such that Developer's exclusivity to the development territory, as defined in Section I, is infringed or threatened with infringement, Developer shall have the right to enjoy in such action in a court
      of competent jurisdiction pursuant to Section XIV.  Prior to the commencement
of any such action, reasonable written notice of the violation, as well as an opportunity to cure, shall be given to the Licensor. In connection with any such action by Developer, the nonprevailing party shall reimburse the prevailing party for reasonable attorney's fees and costs incurred in connection therewith in addition to any damages determined to be payable in such proceeding.

                 2. Notwithstanding anything to the contrary contained in this Agreement, or in any Taco Cabana License Agreement entered into by and between Licensor and Developer pursuant to this Agreement: (i) Developer's operation of the Taco Cabana System within the Development Area (as such term is defined, subject to modification and diminution, in this agreement) shall consist principally of the sale of fresh, high-quality Tex-Mex food at competitive prices; and (ii) Licensor shall not impose upon Developer any requirement (whether in this agreement, in any Taco Cabana License Agreement entered into pursuant to this agreement, or elsewhere) the effect of which would compel Developer to operate the Taco Cabana System within the Development Area in such manner as to be other than principally the sale of fresh, high-quality Tex-Mex food at competitive prices.

                 3. Any failure of Licensor to materially comply with any of the terms, provisions or conditions of any Taco Cabana License Agreement entered into pursuant to this Agreement shall constitute a default under this Agreement.

     VIII. OBLIGATIONS AFTER TERMINATION

     The termination of the development rights:

           A. Shall not affect or diminish the effect of any provision of this Agreement which expressly or by implication shall come into force or continue in force after termination; and

           B. Shall not release Developer from obligations to pay any sums owed under this Agreement or to pay license fees, royalties or other sums owed to Licensor under License Agreements or other agreements; and

           C. Shall not terminate any License Agreements between Licensor and Developer for the operation of licensed restaurants unless such event of default also by its terms serves as an event of default under the License Agreement.

     IX.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

           A. It is understood and agreed by the parties hereto that this Development Agreement does not create a fiduciary relationship between them, that Developer shall be an independent contractor, and that nothing in this Agreement is intended to constitute Developer as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of Licensor for any purpose whatsoever.

           B. During the term of this Agreement, Developer shall hold itself out to the public as an independent contractor pursuant to a license from Licensor. Developer agrees to take such affirmative action as may be necessary, including, without limitation, exhibiting a notice of that status and
      relationship in a conspicuous place in any restaurant licensed pursuant hereto
and on stationery and forms.

           C. It is agreed that nothing in this Agreement authorizes Developer to make any agreement or representation on Licensor's behalf, or to incur any obligation in Licensor's name, and that Licensor shall in no event assume liability for, or be deemed liable hereunder as a result of any act or omission of Developer in Developer's conduct of the licensed restaurants. Developer does hereby indemnify and hold Licensor harmless against any and all such claims arising in connection with the licensed restaurants and/or this Development Agreement, as well as the costs, including reasonable attorneys' fees, of defending against such claims unless such claims are caused by the acts or negligence of Licensor.

     X.    APPROVALS AND WAIVERS

           A. Whenever this Agreement requires the prior approval or consent of Licensor, Developer shall make a timely written request to Licensor therefore, as required, and such approval or consent shall be obtained in writing.

           B. No failure of Licensor to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Developer with any obligation hereunder, and no practice of the parties at variance with the terms hereof, shall constitute a waiver of Licensor's right to demand strict compliance with any of the terms herein. Waiver by Licensor of any particular default by Developer shall not impair Licensor's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of Licensor to exercise any power or right arising out of any default by Developer of any of the terms hereof, affect or impair Licensor's right to exercise the same, nor shall such constitute a waiver by Licensor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by Licensor of any payments due to it hereunder shall not be deemed to be a waiver by Licensor of any preceding breach by Developer of any terms of this Agreement.

     XI.   NOTICES

           Any notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless a different address has been designated by written notice to the other parties:

     Notices to LICENSOR:         T.C. MANAGEMENT, INC.
                                  262 LOSOYA, SUITE 330
                                  SAN ANTONIO, TEXAS  78205
                                  ATTENTION:   PRESIDENT AND
                                   GENERAL COUNSEL

     Notices to DEVELOPER:        CARROLS CORPORATION
                                  968 JAMES STREET
                                  SYRACUSE, NEW YORK  13203
                                        ATTENTION:   PRESIDENT AND

                                   GENERAL COUNSEL

Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

     XII.  ENTIRE AGREEMENT

           This Agreement, the documents referred to herein, and the Exhibits hereto, if any, constitute the entire Agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Developer to execute this Agreement. No amendment, change or variance from this Agreement shall be binding on the parties hereto unless mutually agreed to by the parties and executed in writing by Licensor and Developer.

     XIII. SEVERABILITY AND CONSTRUCTION

           A. Except as expressly provided to the contrary herein, Licensor and Developer agree that if any of the provisions of this Agreement may be construed in two ways, one of which would render the provision illegal or otherwise voidable or unenforceable, such provision shall have the meaning which renders it valid and enforceable. The language of every provision of this Agreement shall be construed according to its fair meaning and not strictly against Licensor or Developer. In the event any court or other public agency shall determine that any provision in this Agreement is not enforceable as written, Licensor and Developer agree that the provision shall be deemed thereby amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is sought.
If any provision in this Agreement is held invalid or otherwise unenforceable by any court or other public agency, such findings shall not invalidate the remainder of this Agreement.

           B. All captions in this Agreement are intended for convenience and shall not affect the meaning of any provision hereof.

           C. All references to the masculine, feminine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgements, promises, covenants, agreements and obligations made or undertaken by Developer shall be deemed jointly and severally undertaken by all Developer co-parties hereto, if more than one, on behalf of Developer.

     XIV.  APPLICABLE LAW

           A. This Agreement takes effect upon its acceptance and execution by Licensor in the State of Texas, and shall be construed under the laws thereof, which laws shall prevail in the event of any conflict of law.

           B. The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within Bexar County in the State of Texas (the judicial district in which Licensor has its principal place of business); and the parties do hereby waive
      all questions of personal jurisdiction or venue for the purpose of carrying out
this provision.

           C. No right or remedy conferred upon or reserved to Licensor or Developer by this Agreement shall be deemed to be exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     XV.   ACKNOWLEDGMENTS

           A. Developer acknowledges that Developer has conducted an independent investigation of the business licensed hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Developer as an independent businessman. Licensor expressly disclaims the making of, and Developer acknowledges that Developer has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement. Developer acknowledges that it has received, read and understood this Agreement, the exhibits hereto, if any, and agreements relating thereto, if any, and that Licensor has provided Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risk of entering into this Agreement.

           B. Developer acknowledges that Developer received a complete copy of this Agreement, the exhibits hereto, if any, and agreements relating thereto, if any, at least five business days prior to the date on which this Agreement is executed. Developer further acknowledges that Developer has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, and by any applicable State law at least ten business days prior to the date on which this Agreement was executed.

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.


LICENSOR:                   T.C. MANAGEMENT, INC.

                            By:________________________

                                  Its:


DEVELOPER:                  CARROLS CORPORATION

                            By:________________________

                                  Its:

                                       EXHIBIT A

                           DEVELOPMENT TERRITORY